Exhibit 99.3

Nivalis Therapeutics Announces Results of Special Meeting of Stockholders

Boulder, CO, July 20, 2017 – Nivalis Therapeutics, Inc. (Nivalis) (Nasdaq: NVLS) announced today that, based upon the final vote count certified by the independent inspector of elections for the special meeting of stockholders held July 19, 2017, its stockholders approved all of the merger-related proposals, including: (i) the Agreement and Plan of Merger and Reorganization, dated as of April 18, 2017, by and among Nivalis, Nautilus Merger Sub, Inc. and Alpine Immune Sciences, Inc. (Alpine), and the transactions contemplated by the Agreement and Plan of Merger and Reorganization, including the merger and the issuance of Nivalis’ common stock to Alpine’s stockholders pursuant to the Agreement and Plan of Merger and Reorganization, (ii) an amendment to the amended and restated certificate of incorporation of Nivalis to effect a reverse stock split of Nivalis’ common stock, at a ratio of one new share for every four shares outstanding, and (iii) an amendment to the amended and restated certificate of incorporation of Nivalis to change the corporate name of Nivalis from “Nivalis Therapeutics, Inc.” to “Alpine Immune Sciences, Inc.” The closing of the merger and the other approved actions are expected to occur on July 24, 2017. The consolidated common shares for the combined company are expected to commence trading on The NASDAQ Stock Market under the symbol “ALPN” on July 25, 2017.

“We are very pleased with the affirmative vote at today’s special meeting of stockholders concerning our merger with Alpine, with approximately 97% of the stockholder votes cast at the special meeting approving the merger, and we now look forward to closing this transaction,” stated Michael Carruthers, Nivalis’ Interim President and Chief Financial Officer.

About Nivalis Therapeutics, Inc.

Nivalis Therapeutics, Inc. (http://www.nivalis.com) is a pharmaceutical company that has historically been focused on the discovery and development of product candidates for patients with cystic fibrosis, or CF. The Company’s development candidates selectively target an enzyme known as S-nitrosoglutathione reductase (GSNOR). GSNOR regulates levels of an endogenous protein known as S-nitrosoglutathione (GSNO). Depleted levels of GSNO have been associated with CF, asthma, inflammatory bowel diseases and certain cardiovascular diseases. Following recent disappointing results of a Phase 2 clinical trial of its lead product candidate, cavosonstat, in CF, Nivalis determined to not pursue the development of this compound in CF and to wind down its research and development activities while devoting its efforts to investigating and evaluating strategic alternatives.

About Merger Partner Alpine Immune Sciences, Inc.

Alpine Immune Sciences, Inc. was founded in 2015 and is focused on developing novel protein-based immunotherapies using its proprietary variant immunoglobulin domain (vIgD™) platform technology. The vIgD platform is designed to interact with multiple targets, including many present in the immune synapse. Alpine’s vIgDs are developed using a unique process known as directed evolution, which can produce proteins capable of either enhancing or diminishing an immune response and thereby may apply therapeutically to both oncology and inflammatory diseases. Alpine has also developed its transmembrane immunomodulatory protein (TIP™) technology, based on the vIgD platform, to enhance engineered cellular therapies. In October 2015, Alpine signed a worldwide research and license agreement with Kite Pharma, Inc. (NASDAQ:KITE) for up to $535 million in up front and potential milestone payments and in addition, royalties on resulting sales. The agreement allows Kite access to certain targets developed using Alpine’s TIP™ platform. For more information visit www.alpineimmunesciences.com/.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Nivalis, Alpine, the proposed transaction and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Nivalis, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each of Nivalis and Alpine to consummate the transaction; risks related to Nivalis’ ability to correctly estimate its operating expenses and its expenses associated with the transaction; risks related to the market price of Nivalis’ common stock relative to the exchange ratio; the ability of Nivalis or Alpine to protect their respective intellectual property rights; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Nivalis’ most recent Annual Report on Form 10-K, Nivalis’ recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K, and Nivalis’ most recent Registration Statement on Form S-4 filed with the SEC. Nivalis can give no assurance that the conditions to the transaction will be satisfied. Except as required by applicable law, Nivalis undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Jennifer Paganelli

347-658-8290

jpaganelli@w2ogroup.com